Exhibit 99.1
[Graphic Omitted]


FOR IMMEDIATE RELEASE

     ACCESS INTEGRATED TECHNOLOGIES' SUBSIDIARY, CHRISTIE/AIX, CLOSES ON 7-
      YEAR, $217 MILLION SENIOR CREDIT FACILITY FROM GE COMMERCIAL FINANCE

MORRISTOWN,  N.J.,  AUGUST  1,  2006 --  ACCESS  INTEGRATED  TECHNOLOGIES,  INC.
("ACCESSIT") (NASDAQ: AIXD) today announced its subsidiary, Christie/AIX, Inc. ("Christie/AIX"), has closed on its previously announced $217 million senior credit facility from GE Commercial Finance's Global Media & Communications business and a consortium of major banks. The credit facility will be used by Christie/AIX to fund future capital equipment outlays under its ongoing
4,000-screen digital cinema rollout. Bear, Stearns & Co. Inc. acted as AccessIT's financial advisor in connection with this transaction.

The company anticipates that this new credit facility, together with AccessIT's approximately $70 million equity investment, will provide all of the necessary capital to fund the current digital cinema rollout by Christie/AIX now underway with contracted exhibitors. As of July 31, 2006, Christie/AIX had completed the installation of 628 digital cinema systems of the approximately 3,000 contracted for by seven exhibitors including Carmike Cinemas, the nation's third largest movie circuit, Rave Motion Pictures, Galaxy Theatres, Emagine, UltraStar, Cinetopia and AccessIT's Pavilion Digital Showcase Theatre. AccessIT has funded the installation of the initial 600 systems to Christie/AIX through equity capital investments.

Bud Mayo, chairman and chief executive officer of AccessIT, commented: "The closing of this credit facility is an extremely important event for AccessIT and, with it, the digital cinema industry. With this facility, Christie/AIX can move forward comfortably with its 4,000-screen rollout and confidently with its rapidly accelerating deployment plan supported by a world-class lender."

Regarding GE, Mr. Mayo stated, "GE is a world-class lender and from our first meeting, we realized that they had spent significant time gaining an understanding of this industry initiative. Together we were able to execute on this first-of-its-kind credit facility."

ACCESSIT's Christie/AIX acts as the administrator and financing intermediary between content-owners -- major studios and independent distributors, among others -- and exhibitors who receive turnkey digital cinema systems in conformance with DCI specifications, including 2K DLP Cinema(R) projectors and related hardware and software for the company's 4,000-screen digital cinema rollout plan, which has expanded significantly from the number of screens originally announced in June 2005.

ACCESS INTEGRATED TECHNOLOGIES, INC. (AccessIT) is the industry leader in providing fully integrated software and services to enable the motion picture entertainment industry and all of its constituents to transition from film to digital cinema. Its studio-backed 4,000 screen ongoing deployment of digital systems is the first and the largest of its kind in the world. The company's Theatrical Distribution System software and electronic satellite delivery services provide studios and content owners with a seamless entry into the digital era while its vendor neutral Theatre Command Center and Exhibitor Management System provide exhibitors with all the tools needed to transition to digital cinema. For more information on ACCESSIT, visit www.accessitx.com.

GE COMMERCIAL FINANCE - GLOBAL MEDIA & COMMUNICATIONS represents a one-stop source for the comprehensive range of GE's debt and equity financial services offered to the telecom, media, technology (TMT) and entertainment marketplace. Global Media & Communications has over $6 billion in assets, offices in Atlanta, Beverly Hills, Boston, Chicago, Hong Kong, London, New York, Norwalk and San Francisco. For more information, please visit gegmc.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, along with ACCESSIT's filings with the Securities and Exchange Commission, including ACCESSIT 's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might",
"believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT undertakes no specific obligation or intention to update these statements after the date of this release.

DLP Cinema(R) is a registered trademark of Texas Instruments Inc.


                                      # # #
Contact:

Suzanne Tregenza Moore                           Michael Glickman
ACCESSIT                                          The Dilenschneider Group
55 Madison Avenue                                212.922.0900
Suite 300
Morristown, NJ  07960
www.accessitx.com

Ned Reynolds
GE Commercial Finance
203.229.5717

PLEASE NOTE THE SECOND PARAGRAPH OF THE RELEASE SENT VIA PR NEWSWIRE INDICATED THAT 628 INSTALLS WERE COMPLETED BY JUNE 30, 2006. THIS VERSION CORRECTS THAT INFORMATION AS FOLLOWS: 628 INSTALLS WERE COMPLETED BY JULY 31, 2006. THANK YOU.